UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 22, 2014, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with NorthStar Realty Finance Corp. (“NorthStar Realty”) pursuant to which NorthStar Healthcare agreed to acquire an equity interest (the “Portfolio Interest”) in the healthcare real estate portfolio (the “Portfolio”) currently held by Griffin-American Healthcare REIT II, Inc. (“Griffin-American”) following completion of the previously announced merger of Griffin-American with and into a subsidiary of NorthStar Realty (the “Merger”). NorthStar Healthcare will acquire the Portfolio Interest for $100 million in cash, inclusive of its pro rata share of associated transaction costs, through a joint venture with NorthStar Realty that is structured as a Delaware general partnership (the “Partnership”). The Portfolio Interest will be purchased at NorthStar Realty’s cost basis and is expected to represent an approximate 8.3% interest in the Portfolio.

As a result of the Merger and pursuant to the related Merger Agreement (as defined below), NorthStar Realty will acquire all of the outstanding shares of Griffin-American in a stock and cash transaction valued at approximately $4.2 billion, including transaction expenses. Immediately following the completion of the Merger, the surviving entity of the Merger will be converted into the Partnership and own the Portfolio through an operating partnership. The Portfolio is comprised of predominantly medical office buildings (43%) and senior housing facilities (30%) in the United States and the United Kingdom. In connection with the Merger, NorthStar Realty, through the Partnership and its subsidiaries, expects to borrow approximately $2.6 billion (with respect to the United States portion of the Portfolio) and approximately 248 million GBP ($400 million) (with respect to the United Kingdom portion of the Portfolio), with such borrowings secured by the Portfolio.

The completion of the acquisition of the Portfolio Interest by NorthStar Healthcare is subject to a number of closing conditions, including the completion of the Merger, which is subject to a number of its own conditions, including (i) approval by the stockholders of NorthStar Realty and Griffin-American, (ii) the absence of any law, order or injunction prohibiting the Merger, (iii) the accuracy of the representations and warranties (subject to customary materiality qualifiers) of each party to the Merger Agreement and the absence of any change, effect, development, circumstance or event from the date of the Merger Agreement until the effective time of the Merger, that has had or is reasonably likely to have a material adverse effect on the other party, excluding in each case matters disclosed in any reports filed by NorthStar Realty or Griffin-American with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement or contained in the confidential disclosure letter delivered by NorthStar Realty or Griffin-American to the other party, (iv) the compliance of each party to the Merger Agreement with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers) and (v) the receipt of customary legal opinions. There is no assurance that the Merger or the acquisition of the Portfolio Interest by NorthStar Healthcare will close on the anticipated terms, or at all.

Pursuant to the partnership agreement of the Partnership (the “Partnership Agreement”), which will come into effect immediately after the Merger, the Partnership will be managed on a day-to-day basis by NorthStar Realty as its “Designated Partner,” as defined in the Partnership Agreement. NorthStar Realty is externally managed by a subsidiary of NorthStar Asset Management Group Inc., which is NorthStar Healthcare’s sponsor and the parent of NorthStar Healthcare’s advisor. NorthStar Healthcare would have the right to consent to certain “major decisions” by the Partnership (excluding subsidiaries), and the Portfolio Interest would be subject to certain transfer restrictions, each as more fully described in the Partnership Agreement.

Furthermore, NorthStar Realty and NorthStar Healthcare may also be required to contribute additional capital to the Partnership on a pro rata basis in accordance with their percentage interests in amounts not to exceed 10% of their respective initial capital contributions.

The foregoing description of the Purchase Agreement, including the Partnership Agreement which is attached as Exhibit A to the Purchase Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K, which agreement is incorporated herein by reference.

The foregoing description of the Merger Agreement, dated as of August 5, 2014 (the “Merger Agreement”), among NorthStar Realty, Griffin-American, NRF Healthcare Subsidiary, LLC, NRF OP Healthcare Subsidiary, LLC, Griffin-American and Griffin-American Healthcare REIT II Holdings, LP does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement filed as Exhibit 2.1to NorthStar Realty’s Current Report on Form 8-K, filed with the SEC on August 5, 2014.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Purchase and Sale Agreement, dated as of October 22, 2014, by and between NorthStar Realty Finance Corp., and NorthStar Healthcare Income, Inc., including as Exhibit A the Form Partnership Agreement of Healthcare GA Holdings, General Partnership

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will” “expects,” “intends,” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the conditions to completion of the Merger may not be satisfied and the Merger may not be completed on the terms set forth in the Merger Agreement or at all, including NorthStar Realty’s ability to borrow in the Merger in the amount or manner expected or at all, NorthStar Healthcare’s ability to complete the acquisition of the Portfolio Interest on the terms set forth in the Purchase Agreement or at all, the impact to NorthStar Healthcare of any actions taken by NorthStar Realty regarding the Portfolio or the Partnership’s borrowings, the amount and timing of any capital expenditures, the impact of any transfer restrictions, the impact of any losses from properties in the Portfolio on cash flows and returns, market rental rates and property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, the impact of local economics, the availability of investment opportunities, the availability of capital, the ability to achieve targeted returns, changes to generally accepted accounting principles, policies and rules applicable to REITs and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its other filings with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: October 23, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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